Exhibit 99.1

THE LGL GROUP, INC. REPORTS First QUARTER 2024 RESULTS

ORLANDO, FL. – May 15, 2024 – The LGL Group, Inc. (NYSE American: LGL) ("LGL," "LGL Group," or the "Company") announced today its financial results for the first quarter ended March 31, 2024.

First Quarter 2024

•	Total revenues decreased $96,000 to $888,000 for the three months ended March 31, 2024 from $984,000 for the three months ended March 31, 2023
•

Income from continuing operations before income taxes and after non-controlling interests decreased $193,000 to $57,000 for the three months ended March 31, 2024 from $250,000 for the three months ended March 31, 2023

•	Net income per diluted share decreased $0.03 to $0.00 for the three months ended March 31, 2024 from $0.03 for the three months ended March 31, 2023
•	Cash and cash equivalents and marketable securities were $40,890,000 as of March 31, 2024

Tim Foufas, Co-Chief Executive Officer, stated, "While our Electronics Instruments segment reported a decrease in revenue for the quarter compared to Q1 2023, we are pleased with the improvement in our order backlog and recent sales initiatives. With regard to our investments, we remain mindful of current U.S. Treasury yields as we continue to seek value add opportunities to grow shareholder value."

Consolidated Results

First quarter 2024 net income available to LGL Group common stockholders was $21,000, or $0.00 per diluted share, compared with $157,000, or $0.03 per diluted share, in the first quarter of 2023. The decrease was primarily due to:

•	lower Net sales due to lower backlog as of Q4 2023;
•	lower Net gains (losses) driven by mark-to-market losses and lower realized gains on Marketable securities; and
•	higher Engineering, selling and administrative costs related to an increase in salaries and wages.

The decrease was partially offset by higher Net investment income on investments in U.S. Treasury money market funds due to the repositioning of the portfolio into U.S. Treasury money market funds that occurred during 2023.

Gross Margin

Gross margin declined to 48.0% for the three months ended March 31, 2024 compared to 56.5% for the three months ended March 31, 2023. The decrease in gross margins from the three months ended March 31, 2023 reflects lower margin product mix combined with higher labor costs.

Backlog

As of March 31, 2024, our order backlog was $341,000, an increase of $198,000 from $143,000 as of December 31, 2023. The backlog of unfilled orders includes amounts based on purchase orders, which we have determined are firm orders likely to be fulfilled primarily in the next 12 months but most of the backlog will ship in the next 90 days.

Liquidity

Our working capital metrics were as follows:

(in thousands)	March 31, 2024	December 31, 2023
Current assets	$41,687	$41,566
Less: Current liabilities	516	474
Working capital	$41,171	$41,092

As of March 31, 2024, LGL Group had investments (classified within Cash and cash equivalents and Marketable securities) with a fair value of $40.9 million, of which $23.8 million was held within the Merchant Investment business.

About The LGL Group, Inc.

The LGL Group, Inc. ("LGL," "LGL Group," or the "Company") is a holding company engaged in services, merchant investment and manufacturing business activities. Precise Time and Frequency, LLC ("PTF") is a globally positioned producer of industrial Electronic Instruments and commercial products and services. Founded in 2002, PTF operates from our design and manufacturing facility in Wakefield, Massachusetts. Lynch Capital International LLC is focused on the development of value through investments.

LGL was incorporated in 1928 under the laws of the State of Indiana, and in 2007, the Company was reincorporated under the laws of the State of Delaware as The LGL Group, Inc. We maintain our executive offices at 2525 Shader Road, Orlando, Florida 32804. Our telephone number is (407) 298-2000. Our Internet address is www.lglgroup.com. LGL common stock and warrants are traded on the NYSE American ("NYSE") under the symbols "LGL" and "LGL WS", respectively.

LGL Group's business strategy is primarily focused on growth through expanding new and existing operations across diversified industries. The Company's engineering and design origins date back to the early 1900s. In 1917, Lynch Glass Machinery Company ("Lynch Glass"), the predecessor of LGL Group, was formed and emerged in the late 1920s as a successful manufacturer of glass-forming machinery. Lynch Glass was then renamed Lynch Corporation ("Lynch") and was incorporated in 1928 under the laws of the State of Indiana. In 1946, Lynch was listed on the "New York Curb Exchange," the predecessor to the NYSE American. The Company has a had a long history of owning and operating various business in the precision engineering, manufacturing, and services sectors.

Cautionary Note Concerning Forward-Looking Statements

This press release may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "may," "will," "expect," "project," "estimate," "anticipate," "plan," "believe," "potential," "should," "continue" or the negative versions of those words or other comparable words. These forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to us and our current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and our future financial condition and results. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact:

The LGL Group, Inc.

Christopher Nossokoff

(407) 298-2000

info@lglgroup.com

The LGL Group, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
(in thousands, except share data)	2024	2023
Revenues:
Net sales	$392	$441
Net investment income	499	198
Net (losses) gains	(3)	345
Total revenues	888	984
Expenses:
Manufacturing cost of sales	204	192
Engineering, selling and administrative	605	542
Total expenses	809	734
Income from continuing operations before income taxes	79	250
Income tax expense	36	65
Net income from continuing operations	43	185
Income (loss) from discontinued operations, net of tax	—	(28)
Net income	43	157
Less: Net income attributable to non-controlling interests	22	—
Net income attributable to LGL Group common stockholders	$21	$157

Income (loss) per common share attributable to LGL Group common stockholders:
Basic (a):
Income from continuing operations	$0.00	$0.03
Income (loss) from discontinued operations	—	(0.01)
Net income attributable to LGL Group common stockholders	$0.00	$0.03

Diluted (a):
Income from continuing operations	$0.00	$0.03
Income (loss) from discontinued operations	—	(0.01)
Net income attributable to LGL Group common stockholders	$0.00	$0.03

Weighted average shares outstanding:
Basic	5,352,937	5,352,937
Diluted	5,604,430	5,352,937
(a)	Basic and diluted earnings per share are calculated using actual, unrounded amounts. Therefore, the components of earnings per share may not sum to its corresponding total.

The LGL Group, Inc.

Consolidated Balance Sheets

(Unaudited)

(in thousands)	March 31, 2024	December 31, 2023
Assets:
Current assets:
Cash and cash equivalents	$40,871	$40,711
Marketable securities	19	22
Accounts receivable, net of reserves of $53 and $58, respectively	269	356
Inventories, net	213	204
Prepaid expenses and other current assets	315	273
Total current assets	41,687	41,566
Right-of-use lease assets	61	75
Intangible assets, net	52	57
Deferred income tax assets	151	152
Total assets	$41,951	$41,850

Liabilities:
Total current liabilities	516	474
Non-current liabilities	701	694
Total liabilities	1,217	1,168

Stockholders' equity:
Total LGL Group stockholders' equity	38,792	38,762
Non-controlling interests	1,942	1,920
Total stockholders' equity	40,734	40,682
Total liabilities and stockholders' equity	$41,951	$41,850

The LGL Group, Inc.

Segment Results

(Unaudited)

	Three Months Ended March 31,
(in thousands)	2024	2023	$ Change	% Change
Revenues:
Electronic Instruments	$392	$441	$(49)	-11.1%
Merchant Investment	289	—	289	n/m
Corporate	207	543	(336)	-61.9%
Total revenues	888	984	(96)	-9.8%

Expenses:
Electronic Instruments	390	369	21	5.7%
Merchant Investment	49	—	49	n/m
Corporate	370	365	5	1.4%
Total expenses	809	734	75	10.2%

Income (loss) from continuing operations before income taxes
Electronic Instruments	2	72	(70)	-97.2%
Merchant Investment	240	—	240	n/m
Corporate	(163)	178	(341)	-191.6%
Income from continuing operations before income taxes	79	250	(171)	-68.4%
Income tax expense	36	65	(29)	-44.6%
Net income (loss) from continuing operations	43	185	(142)	-76.8%
Income (loss) from discontinued operations, net of tax	—	(28)	28	-100.0%
Net income	43	157	(114)	-72.6%
Less: Net income attributable to non-controlling interests	22	—	22	n/m
Net income attributable to LGL Group common stockholders	$21	$157	$(136)	-86.6%